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Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF PACIFIC ENERGY MANAGEMENT LLC
PURSUANT TO 18 U.S.C. § 1350

        Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-K for the year ended December 31, 2005 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Pacific Energy Management LLC, general partner of Pacific Energy GP, LP, which is the general partner of Pacific Energy Partners, L.P. and Subsidiaries (the "Partnership") hereby certifies that:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ IRVIN TOOLE, JR. Irvin Toole, Jr. March 10, 2006

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF PACIFIC ENERGY MANAGEMENT LLC PURSUANT TO 18 U.S.C. § 1350